UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2019

DOUBLE DOWN HOLDINGS INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	000-55547	46-1838178
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1135 Terminal Way, Suite 209, Reno, NV		89502
(Address of principal executive ofﬁces)		(Zip Code)

Registrant’s telephone number, including area code (775) 352-3936

TICKET CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers

(d) Election of Directors

On May 12, 2019, Jonathan Boys was appointed to the Board of Directors (the "Board") of Double Down Holdings Inc. (the "Company"), effective immediately.

Mr. Boys, 51, has worked independently for himself for the prior five years. He was a senior construction executive with over 20 years of experience in sales and business development, project management.  He is successful and experienced in managing a portfolio of high-end projects for private as well as corporate clients with an emphasis on risk mitigation and issue resolution to ensure critical path achievement and maximum profits. He brings a wealth of knowledge in operational planning and process improvements within rapidly changing requirements. Mr. Boys received City and Guilds in carpentry from Brighton Technology College. Mr. Boys has played an active role in raising capital for start-up companies to secure future funding.

The Company believes Mr. Boys record as a proven project manager and start-up company fundraiser qualifies him to be a director of the Company.

At this time, compensation for Mr. Boys’ service to the Company as a director has not been determined.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective May 12, 2019, the Company amended its Articles of Incorporation to change its legal name from Ticket Corp to Double Down Holdings Inc. (the “Name Change”). On May 12, 2019, the Company’s Board of Directors also adopted amendments to its Bylaws reflecting the Name Change, effective as of May 12, 2019. Outstanding stock certificates for shares of the Company continue to be valid and do not need to be exchanged.

Item 8.01 Other Events

The Company is in the process of diversifying its business focus into non-event-based product offerings by leveraging its current infrastructure, data gathering and geolocating technology platform the Company has developed. As the secondary market for live event commerce enters a declining stage, the Company is planning to shift some of its resources into higher growth markets. Among the markets the Company intends to enter is the burgeoning market for essential oils and extracts particularly as it relates to wellness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ticket Corp., Registrant

Date: May 14, 2019	By: /s/ Russell Rheingrover
Russell Rheingrover, CEO
Principal Executive Officer

2